                                                                  EXHIBIT 21

                      Subsidiary of SBM Certificate Company

                                                                     PERTCENTAGE OF
                                                                       OUTSTANDING
                                                                       STOCK HELD
NAME                         STATE OF INCORPORATION                  BY REGISTRANT
-----                        ----------------------                  --------------
Atlantic Capital             Maryland                                100%
Funding Corporation
